UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2013

Decision Diagnostics Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-33187	91-2105842
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 446-1973

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 11, 2013, the Registrant dismissed Weaver Martin & Samyn, LLC (“WMS”) as the Registrant’s independent auditor. On February 11, 2013, the Registrant engaged L.L. Bradford & Company, as their independent accountants for the year ended December 31, 2012. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage L.L. Bradford & Company, neither the Registrant nor anyone engaged on its behalf has consulted with L.L. Bradford & Company regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event.

Since the Registrant’s engagement of Weaver Martin & Samyn, LLC through the Dismissal Date, there were no disagreements with Weaver Martin & Samyn, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The audit report issued by Weaver Martin & Samyn, LLC with respect to the Registrant’s financial statements for the fiscal year ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Weaver Martin & Samyn, LLC’s report contained an explanatory paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern. From January of 2013 through the notice date, there were no disagreements between the Registrant and Weaver Martin & Samyn, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver Martin & Samyn, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

EXHIBITS

Exhibit Number	Description
16.1	Letter from Weaver Martin & Samyn, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013

/s/ Keith Berman

Keith Berman, CFO